Exhibit 2.01

Resource Extraction Payment Report

Project-level disclosure

The table below sets forth our payments made to Governments for the fiscal year ended December 31, 2023, by project and type of payment.

	For the year ended December 31, 2023 (US$ million) (1)(2)
	Taxes (3)	Royalties (4)	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina	98.31	153.08	5.27	—	—	—	—	10.83	267.49

Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (5)	98.31	—	0.67	—	—	—	—	10.83	109.81
25 de Mayo-Medanito	—	7.39	—	—	—	—	—	—	7.39
Entre Lomas Río Negro	—	8.15	0.18	—	—	—	—	—	8.33
Entre Lomas Neuquén	—	2.84	0.42	—	—	—	—	—	3.26
Jarilla Quemada	—	0.09	—	—	—	—	—	—	0.09
Charco del Palenque	—	1.05	0.20	—	—	—	—	—	1.25
Jagüel de los Machos	—	7.05	0.11	—	—	—	—	—	7.17
Bajada del Palo Oeste	—	106.49	2.45	—	—	—	—	—	108.95
Bajada del Palo Este	—	3.66	0.34	—	—	—	—	—	4.00
Águila Mora	—	3.04	0.05	—	—	—	—	—	3.09
Aguada Federal	—	12.62	0.74	—	—	—	—	—	13.36
Bandurria Norte	—	—	0.05	—	—	—	—	—	0.05
Coirón Amargo Norte	—	0.49	0.06	—	—	—	—	—	0.55
Acambuco	—	0.20	—	—	—	—	—	—	0.20

Mexico	—	5.67	—	—	—	—	—	0.67	6.34

Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (6)	—	—	—	—	—	—	—	0.67	0.67
CS-01	—	5.67	—	—	—	—	—	—	5.67

Total	98.31	158.75	5.27	—	—	—	—	11.50	273.83

(1)

Certain monetary amounts and other figures included in this report have been subject to rounding adjustments. Any discrepancies in any tables between the totals and the sums of the amounts are due to rounding.

(2)

All payments are reported in U.S. dollars. Payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rate applicable on or about the date of payment.

(3)

Reported taxes do not include taxes levied on consumption, such as value added taxes, personal income taxes, or sales taxes (including, for the avoidance of doubt, the Argentine Provincial tax ingresos brutos).

(4)

Vista pays royalties to the provincial governments of Argentina related to the Transferred Conventional Assets. As per the Conventional Assets Transaction Agreement, Aconcagua then repays 100% of these amounts to Vista.

(5)

During the fiscal year 2023, we paid to the Argentine Federal Government the following taxes at an entity level rather than on a per-project basis: (i) Federal income taxes of $53.98 million, as we file a consolidated income tax return in Argentina, which includes all Argentine entities relating to our projects in Argentina; (ii) Export duties of $39.45 million, and (iii) Dividends withholding tax of $4.88 million. Additionally, during the fiscal year 2023, we paid an extraordinary fee to the Provinces of Neuquén and Río Negro related to the Gas IV Plan, which was not assigned to a particular project. Finally, during the fiscal year 2023, we made social responsibility payments to the Argentine Federal Government related to salaries from employees that are not assigned to a particular project.

(6)	During the fiscal year 2023, Vista made social responsibility payments to the Mexican Government related to salaries from employees that are not assigned to a particular project.

Government-level disclosure

The table below sets forth our payments made to Governments for the fiscal year ended December 31, 2023, by government and type of payment.

	For the year ended December 31, 2023 (US$ million) (1)(2)
	Taxes (3)	Royalties		Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina	98.31	153.08	(4)	5.27	—	—	—	—	10.83	267.49

Federal	98.31	—		—	—	—	—	—	10.83	109.14
Neuquén Province	—	129.14		4.56	—	—	—	—	—	133.70
Rio Negro Province	—	23.74		0.71	—	—	—	—	—	24.45
Salta Province	—	0.20		—	—	—	—	—	—	0.20

Mexico	—	5.67		—	—	—	—	—	0.67	6.34

Federal	—	5.67		—	—	—	—	—	—	5.67
City of Mexico	—	—		—	—	—	—	—	0.67	0.67

Total	98.31	158.75		5.27	—	—	—	—	11.50	273.83

(1)

Certain monetary amounts and other figures included in this report have been subject to rounding adjustments. Any discrepancies in any tables between the totals and the sums of the amounts are due to rounding.

(2)

All payments are reported in U.S. dollars. Payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rate applicable on or about the date of payment.

(3)

Reported taxes do not include taxes levied on consumption, such as value added taxes, personal income taxes, or sales taxes (including, for the avoidance of doubt, the Argentine Provincial tax ingresos brutos).

(4)

Vista pays royalties to the provincial governments of Argentina related to the Transferred Conventional Assets. As per the Conventional Assets Transaction Agreement, Aconcagua then repays 100% of these amounts to Vista.

Payment details disclosure

The table below provides the details of payments made to Governments for the fiscal year ended December 31, 2023.

For the year ended December 31, 2023						Amount (US$ million)
Subnational Jurisdiction	Government	Business segment	Project	Resource	Extraction Method	(1)(2)(3)(4)
Argentina						267.49

Argentine Federal Government	Argentine Federal Government	N/A	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (5)	N/A	N/A	109.14
Neuquén Province	Government of Neuquén	Exploration and production	Aguada Federal	Oil/natural gas/LPG	Well	13.36
Neuquén Province	Government of Neuquén	Exploration and production	Entre Lomas Neuquén	Oil/natural gas/LPG	Well	3.26
Neuquén Province	Government of Neuquén	Exploration and production	Bajada del Palo Oeste	Oil/natural gas/LPG	Well	108.95
Neuquén Province	Government of Neuquén	Exploration and production	Bajada del Palo Este	Oil/natural gas/LPG	Well	4.00
Neuquén Province	Government of Neuquén	Exploration and production	Coirón Amargo Norte	Oil/natural gas/LPG	Well	0.55
Neuquén Province	Government of Neuquén	Exploration and production	Águila Mora	Oil/natural gas/LPG	Well	3.09
Neuquén Province	Government of Neuquén	Exploration and production	Bandurria Norte	Oil/natural gas/LPG	Well	0.05
Neuquén Province	Government of Neuquén	—	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (6)	—	—	0.45
Rio Negro Province	Government of Rio Negro	Exploration and production	Entre Lomas Río Negro	Oil/natural gas/LPG	Well	8.33
Rio Negro Province	Government of Rio Negro	Exploration and production	Jarilla Quemada	Oil/natural gas/LPG	Well	0.09
Rio Negro Province	Government of Rio Negro	Exploration and production	Charco del Palenque	Oil/natural gas/LPG	Well	1.25
Rio Negro Province	Government of Rio Negro	Exploration and production	Jagüel de los Machos	Oil/natural gas/LPG	Well	7.17
Rio Negro Province	Government of Rio Negro	Exploration and production	25 de Mayo-Medanito	Oil/natural gas/LPG	Well	7.39
Rio Negro Province	Government of Rio Negro	—	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (6)	—	—	0.22
Salta Province	Government of Salta	Exploration and production	Acambuco	Oil/natural gas/LPG	Well	0.20

México						6.34

Mexican Federal Government	Mexican Federal Government	N/A	CS-01	N/A	N/A	5.67

Mexico City	Government of Mexico City	—	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (7)	—	—	0.67

Total						273.83

(1)

Certain monetary amounts and other figures included in this report have been subject to rounding adjustments. Any discrepancies in any tables between the totals and the sums of the amounts are due to rounding.

(2)

All payments are reported in U.S. dollars. Payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rate applicable on or about the date of payment.

(3)

Vista pays royalties to the provincial governments of Argentina related to the Transferred Conventional Assets. As per the Conventional Assets Transaction Agreement, Aconcagua then repays these amounts to Vista.

(4)

Reported taxes do not include taxes levied on consumption, such as value added taxes, personal income taxes, or sales taxes (including, for the avoidance of doubt, the Argentine Provincial tax ingresos brutos).

(5)

During the fiscal year 2023, we paid to the Argentine Federal Government the following taxes at an entity level rather than on a per-project basis: (i) Federal income taxes of $53.98 million, as we file a consolidated income tax return in Argentina, which includes all Argentine entities relating to our projects in Argentina; (ii) Export duties of $39.45 million, and (iii) Dividends withholding tax of $4.88 million. Additionally, during the fiscal year 2023, we made social responsibility payments to the Argentine Federal Government related to salaries from employees that are not assigned to a particular project.

(6)	During the fiscal year 2023, we paid an extraordinary fee to the Provinces of Neuquén and Río Negro related to the Gas IV Plan, which was not assigned to a particular project.
(7)	During the fiscal year 2023, Vista made social responsibility payments to the Mexican Government related to salaries from employees that are not assigned to a particular project.